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                                                                     Exhibit 4.2
                          [FORM OF FACE OF DEBENTURE]
                     7 1/8% Debentures Due November 1, 2027

                            PHELPS DODGE CORPORATION

      If the registered owner of this security is The Depository Trust Company or a nominee thereof, the following legend is applicable: THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY THE DEPOSITORY TRUST COMPANY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. _________                                                        $__________



        Phelps Dodge Corporation, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________ Dollars on November 1, 2027, and to pay interest thereon from November 1, 1997 or from the most recent interest payment date to which interest has


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been paid or duly provided for. Interest shall be payable on this Debenture semiannually on May 1 and November 1 in each year, commencing on May 1, 1998, at the rate of 7 1/8% per annum, until the principal hereof is paid or made available for payment, and at the rate borne by this Debenture on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable on any interest payment date which is punctually paid or duly provided for on any interest payment date will, as provided in the Indenture referred to below, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 or October 15, as the case may be, preceding such interest payment date. Interest payable on this Debenture which is not punctually paid or duly provided for on any interest payment date shall forthwith cease to be payable to the person in whose name this Debenture is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the person in whose name this Debenture is registered on the special record date or other specified date determined in accordance with the Indenture referred to on the reverse hereof.

        Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York (which shall initially be the Corporate Trust Office of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company interest on the Debentures may be paid (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register of Holders of the Debentures or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register of Holders of the Debentures.

        Reference is hereby made to the further provisions of this Debenture set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Debenture shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.


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        IN WITNESS WHEREOF, PHELPS DODGE CORPORATION has caused this instrument to be executed in its corporate name by the manual or facsimile signatures of its duly authorized officers named below.



Dated:

                                        PHELPS DODGE CORPORATION


                                        By:___________________________
                                           Name:
                                           Title:


                                        By:___________________________
                                           Name:
                                           Title:  Vice President and
                                                   Treasurer


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                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

        This is one of the Securities of a series described in the within-mentioned Indenture.


                                 THE CHASE MANHATTAN BANK,
                                    as Trustee


                                 By________________________________
                                   Authorized Signatory

[Corporate Seal]


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                         [FORM OF REVERSE OF DEBENTURE]


        This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 22, 1997 (herein called the "Indenture"), from the Company to The Chase Manhattan Bank (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited to $150,000,000 in aggregate principal amount, and is issued pursuant to resolutions of the Board of Directors of the Company adopted on September 3, 1997 and actions taken by officers of the Company pursuant to such resolutions.

        The Securities of this series are subject to redemption prior to the Stated Maturity, at any time upon not less than 30 days' notice by mail, in whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus ten (10) basis points, plus, in the case of each clause (i) and (ii), accrued interest to the date of redemption.

        "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.


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        "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Independent Investment Banker" means an independent investment banking institution of international standing appointed by the Company.

        "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City selected by the Independent Investment Banker after consultation with the Company.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Securities to be redeemed.

        The Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund.

        The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


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        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities of this series are issuable in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


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        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the person to whom interest is payable).

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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